CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of Registrant: Strong Equity Funds, Inc., on behalf of Strong Advisor Large Company Core Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Small Cap Value Fund, Strong Advisor Utilities and Energy Fund, Strong Dow 30 Value Fund, Strong Enterprise Fund, Strong Growth 20 Fund, Strong Growth Fund, Strong Index 500 Fund, Strong Large Cap Core Fund, Strong Large Company Growth Fund, Strong Mid Cap Disciplined Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund and Strong Value Fund;

Each of the undersigned, the principal executive officer and treasurer of the above named Registrant, hereby certify to the best of his knowledge and belief that:

1.	The Registrant’s periodic report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By	/s/ Thomas M. Zoeller
Thomas M. Zoeller Principal Executive Officer

Date: September 3, 2004

By	/s/ John W. Widmer
John W. Widmer Treasurer

Date: September 3, 2004

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.